SCHEDULE 14A

                            SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934


Filed by the Registrant [x]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[x]Preliminary Proxy Statement

[ ]Confidential,  for  Use  of  the  Commission  Only  (as  permitted  by  Rule
   14a-6(e)(2))

[ ]Definitive Proxy Statement

[ ]Definitive  Additional Materials

[ ]Soliciting Material Pursuant to ss.240.14a-11(c) or ss.240.14a-12


                                MENTORTECH INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in its Charter)


--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]     No fee required.

[ ]     Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

          (1)  Title of each class of securities to which transaction applies:


          (2)  Aggregate  number of  securities  to which  transaction  applies:


          (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing is calculated and state how it was determined):


          (4)  Proposed maximum aggregate value of transaction:

          (5)  Total fee paid:

[ ]     Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)     Amount Previously Paid:
         . . . . . . . . . . . .
(2)     Form, Schedule or Registration Statement No.:
         . . . . . . . . . . . .
(3)     Filing Party:
         . . . . . . . . . . . .
(4)     Date Filed:
         . . . . . . . . . . . .

                                                                 DRAFT - 1/13/98


                                 MENTORTECH INC.
                               462 Seventh Avenue
                            New York, New York 10018
                            Telephone: (212) 736-5870



                                                                January 26, 1998


To Our Stockholders:

     On behalf of the Board of Directors, I cordially invite you to attend a Special Meeting of the Stockholders of Mentortech Inc. (the "Company"). The Special Meeting will be held at 10:00 a.m., on February 26, 1998, at the offices of the Company, 462 Seventh Avenue, 4th Floor, New York, New York. We hope that you will be able to attend the meeting.

     The matter expected to be acted upon at the meeting is described in the attached Notice of Special Meeting and Proxy Statement. During the meeting, stockholders who are present at the meeting will have the opportunity to ask questions.

     It is important that your views be represented at the Special Meeting whether or not you are able to be present. Please complete, sign and date the enclosed proxy card and promptly return it to us in the postpaid envelope also enclosed.


                                            Sincerely,

                                            /s/Roy Machnes
                                            Chairman and Chief Executive Officer

                                 MENTORTECH INC.

--------------------------------------------------------------------------------

                    NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
                                February 26, 1998

--------------------------------------------------------------------------------

                                                              New York, New York
                                                                January 26, 1998



     A Special Meeting of Stockholders of Mentortech Inc., a Delaware corporation (the "Company"), will be held at the offices of the Company, 462 Seventh Avenue, 4th Floor, New York, New York, on Thursday, February 26, 1998 at 10:00 a.m., to consider and act upon a proposal to amend the Company's Certificate of Incorporation to (i) effect a reverse stock split of the outstanding shares of the Company's Common Stock, par value $.01 per share (the "Common Stock") in which each eight shares of outstanding Common Stock would be combined into one share of new Common Stock, par value $.01 per share and (ii) reduce the number of authorized shares of Common Stock from 45,000,000 to 20,000,000 shares.

     Only those holders of record of Common Stock as of the close of business on January 26, 1998, will be entitled to notice of, and to vote at, the Special Meeting and any adjournments or postponements thereof. All stockholders of the Company are cordially invited to attend the Special Meeting.


                                            By order of the Board of Directors,

                                            /s/Terry I. Steinberg
                                                  Secretary




     YOUR VOTE IS IMPORTANT WHETHER OR NOT YOU EXPECT TO ATTEND THE SPECIAL MEETING. PLEASE COMPLETE, SIGN AND DATE THE ENCLOSED PROXY CARD AND RETURN IT PROMPTLY IN THE ENVELOPE PROVIDED FOR THAT PURPOSE.

                                 PROXY STATEMENT
                         SPECIAL MEETING OF STOCKHOLDERS
                                February 26, 1998


     This Proxy Statement is being furnished to the stockholders of Mentortech Inc., a Delaware corporation (the "Company"), in connection with the Special Meeting of Stockholders (the "Special Meeting") to be held at 10:00 a.m., on Thursday, February 26, 1998, at the offices of the Company, 462 Seventh Avenue, 4th Floor, New York, New York, and at any adjournment thereof. The Mentortech Inc. Board of Directors is soliciting proxies to be voted at the Special Meeting.

     This Proxy Statement and Notice of Special Meeting, and the proxy card are expected to be sent to stockholders on or about January 27, 1998.

Proxy Procedure

     Only stockholders of record at the close of business on January 26, 1998 (the "Record Date"), are entitled to notice of and to vote in person or by proxy at the Special Meeting. The presence at the Special Meeting, in person or by proxy, of the holders of Common Stock entitled to vote a majority of the maximum number of votes which may be cast at the Special Meeting will constitute a quorum for the transaction of any business.

     The proposal to effect a reverse stock split requires the affirmative vote of a majority of the vote represented by all shares of Common Stock outstanding on the Record Date. Stockholders who do not vote or who vote to abstain will in effect be voting against that proposal. When a proxy card is returned properly signed and dated, the shares represented thereby will be voted in accordance with the instructions marked on the proxy card. If a stockholder does not return a signed proxy card or does not attend the Special Meeting and vote in person, his or her shares will not be voted. If a stockholder attends the Special Meeting, he or she may vote by ballot.

     Stockholders are urged to mark the box on the enclosed proxy card to indicate how their shares are to be voted. If a stockholder returns a signed and dated proxy card but does not mark the box, the shares represented by that proxy card will be voted for the proposal to effect the reverse stock split. A stockholder may revoke his or her proxy at any time before it is voted by: (i) giving notice in writing to the Secretary of the Company, (ii) granting a proxy bearing a later date; or (iii) appearing in person and voting at the Special Meeting.

Cost of Solicitation

     The cost of soliciting proxies in the enclosed form will be borne by the Company. Proxies may be solicited by telephone or other means by directors, officers or regular employees of the Company, who will not be specially compensated thereto. The Company will reimburse brokerage houses and other custodians, nominees and fiduciaries for their expenses in accordance with the regulations of the Securities and Exchange Commission ("Commission") concerning the forwarding of proxies and proxy material to the beneficial owners of stock.

Quorum and Voting

     The outstanding voting stock of the Company as of the Record Date consisted of 27,569,403 shares of Common Stock, par value $.01 per share (the "Common Stock"). Management of the Company has been advised that Mashov Computers Marketing Ltd. ("Mashov") presently intends to vote its 16,660,171 shares of Common Stock in favor of the proposal herein, thereby assuring the passage of such proposal.

Principal Stockholders

     The following table sets forth certain information as of the Record Date regarding each person known by the Company to beneficially own, as of the Record Date, more than five percent of the Company's Common Stock.


Name and Address                                          Nature and Amount of            Percent of
of Beneficial Owner                                      Beneficial Ownership(1)           Class (1)
-------------------                                      -----------------------           ---------
Mashov Computers Marketing Ltd. (2)
5 HaPlada Street
Or-Yehuda, Israel  60218............................      17,716,534 shares (3)              61.9%

Elron Electronic Industries Ltd.
Advanced Technology Center
P.O. Box 1573
Haifa, Israel 31015.................................       2,030,405 shares (4)               7.2%

Special Situations Group (5)
153 East 53rd Street
New York, New York  10017...........................       1,970,557 shares (6)               7.0%


______________

(1) Calculated pursuant to Rule 13d-3 promulgated under the Exchange Act. Accordingly, with respect to each particular beneficial owner, the number of shares gives effect to the deemed exercise of such owner's options and warrants (which are currently exercisable or exercisable within 60 days). Except as otherwise disclosed in the footnotes below, the shares listed in this column for a person named in this table are directly held by such person, with sole voting and dispositive power.

(2) Mashov Computers Ltd., which company is located at the same address as Mashov, may be deemed the beneficial owner of the shares registered in the name of Mashov, which is its 80% owned subsidiary.

(3) Includes 1,056,363 shares of Common Stock issuable upon exercise of warrants having an exercise price of $1.10 per share.

(4) Includes 180,000 shares of Common Stock issuable upon exercise of warrants having an exercise price of $1.10 per share.

(5) Special Situations Fund III, L.P., (455,191 shares held) Special Situations Private Equity Fund, L.P., (909,090 shares held) and Special Situations Cayman Fund, L.P. (151,731 shares held) are affiliated entities managed through investment advisers principally owned by Austin W. Marxe and David Greenhouse, each of whom, according to a Schedule 13D filed with the Securities and Exchange Commission on December 10, 1997, possesses sole voting and dispositive power over the shares beneficially owned by the Special Situations entities.

(6) Includes 454,545 shares of Common Stock issuable upon exercise of warrants held by Special Situation Private Equity Fund III, L.P. having an exercise price of $1.10 per share.

     The following table sets forth certain information as of the Record Date regarding the beneficial ownership of the Company's Common Stock by each executive officer and director, and by the Company's executive officers and Directors as a group:

                                                          Nature and Amount of             Percent of
Name                                                      Beneficial Ownership(1)           Class(1)
-----                                                     -----------------------           --------
David Assia (2)(3)(4)...................................            --                          *
Jack Dunietz (2)(3)(4)..................................            --                          *
Martin Kahn (3)(5).....................................         40,000                          *
Roy Machnes (2)(3)(4)...................................       113,334 (6)                      *
Elan Penn (2)(3)(4).....................................        66,667 (7)                      *
Terry Steinberg (3).....................................       365,458 (8)                     1.3
All Executive Officers and Directors as a
group (6 persons).......................................       585,459 (9)                     2.1%

______________

(1) Calculated pursuant to Rule 13d-3 promulgated under the Exchange Act. Accordingly, with respect to each particular beneficial owner, the number of shares gives effect to the deemed exercise of such owner's options and warrants (which are currently exercisable or exercisable within 60 days). Except as otherwise disclosed in the footnotes below, the shares listed in this column for a person named in this table are directly held by such person, with sole voting and dispositive power.

(2)  Address is c/o  Mentortech  Inc.,  462 Seventh  Avenue,  New York, New York
     10018.

(3)  Serves as a Director of Mentortech Inc.

(4) Messrs. Assia, Dunietz and Penn are directors, Mr. Machnes is the Chairman of the Board and Mr. Penn is the Chief Executive Officer of Mashov.

(5) Address is c/o Cadence Information Associates LLC, 767 Fifth Avenue, New York, New York.

(6) Includes 108,334 shares issuable upon exercise of currently exercisable options.

(7)  Shares issuable upon exercise of currently exercisable options.

(8) Includes 80,000 shares issuable upon exercise of currently exercisable options.

(9) Includes 255,001 shares issuable upon exercise of currently exercisable options.

*    Less than 1%.

            PROPOSED AMENDMENT TO THE CERTIFICATE OF INCORPORATION TO
              EFFECT AN EIGHT TO ONE REVERSE SPLIT OF COMMON STOCK

Introduction

     The Board of Directors believes that it would be in the best interests of the Company and its stockholders to adopt an amendment to the Company's Certificate of Incorporation (the "Reverse Split Amendment"), which will effect a reverse stock split (the "Reverse Split") of: (i) one new share of Common Stock for each eight issued and outstanding shares of Common Stock and reduce the number of shares of Common Stock authorized for issuance from 45,000,00 to 20,000,000. The authorized number of shares of Preferred Stock, of which none is outstanding, will remain at 5,000,000.

     Following the effectuation of the Reverse Split and the filing with the Secretary of State of Delaware of the Reverse Split Amendment (the "Effective Date"), the Board will notify the stockholders that the Reverse Split has been effected. The full text of the Reverse Split Amendment is set forth in the proposed Certificate of Amendment to the Company's Certificate of Incorporation (the "Certificate of Amendment"), which is Exhibit A attached to this Proxy Statement, and the discussion of the Reverse Split and the Reverse Split
Amendment is qualified in its entirety by reference to the Certificate of Amendment, which is incorporated herein by reference as if fully set forth herein.

     Pursuant to Section 242(c) of the Delaware General Corporation Law, the Board of Directors have reserved the right, notwithstanding stockholder authorization of the Reverse Split Amendment, to abandon it without further action by the stockholders, to not proceed with the Reverse Split Amendment, if, at any, time prior to the effectiveness of the Certificate of Amendment with the Secretary of State of the State of Delaware, the Board of Directors, in its sole discretion, determines that the Reverse Split Amendment is no longer in the best interests of the Company and its stockholders. The Board of Directors may consider a variety of factors in determining whether or not to proceed with the Reverse Split Amendment, including, but not limited to, overall trends in the stock market, recent changes and anticipated trends in the per share market price of the Common Stock, business developments and the Company's actual and projected financial performance.

     The Board of Directors of the Company has unanimously approved the Reverse Split Amendment as described herein, subject to the adoption thereof by the stockholders of the Company, and recommends that stockholders vote "FOR" the Reverse Split Amendment.

Purpose and Background of the Reverse Split Amendment

     The Board's primary objective in proposing the Reverse Split Amendment is to raise the per share price of the Common Stock in an effort to list the Common Stock on the Nasdaq SmallCap Market. The Nasdaq SmallCap Market requires, among other criteria, that the Company's shares have a minimum bid price per share of $4.00, provided that the Company maintains a market value of public float of at least $5 million. As of the date hereof, the Company is not in compliance with the Nasdaq SmallCap Market's minimum bid price per share requirement, and is not in compliance with the public float requirements. Effecting the Reverse Split is expected to bring the Company closer to compliance with the applicable criteria for listing on the Nasdaq SmallCap Market. No assurances can be given, however, that effecting the Reverse Split will enable the Company to list the Common Stock on Nasdaq SmallCap Market.

     The Reverse Split Amendment is also intended to improve the potential ability of the Company to raise capital by issuing additional shares. The Board of Directors believes that certain securities firms discourage their registered representatives from recommending the purchase of lower-priced corporate securities. Additionally, the policies and practices of a number of brokerage houses tend to discourage individual brokers within those firms from dealing in lower-priced stocks. Some of these policies and practices relate to the payment of brokers' commissions and to time-consuming procedures that operate to make the handling of lower-priced stocks economically unattractive to brokers. Consequently, the Board of Directors believes that this limits the marketability of the Common Stock at its current per share price. For instance, the Board of Directors believes that the low per share market price of the Common Stock impairs the marketability and acceptance of the Common Stock to institutional investors and other members of the investing public and creates a negative impression with respect to the Company. Theoretically, the number of shares outstanding should not, by itself, affect the marketability of such shares, the type of investor who acquires them or the Company's reputation in the financial community. In practice, however, many investors and market makers consider low-priced stock as unduly speculative in nature and, as a matter of policy, avoid investment and trading in such stocks. The foregoing factors may adversely affect not only the pricing of the Common Stock but also the liquidity of the Common Stock and the Company's ability to raise additional capital through the sale of equity securities.

     The Board of Directors is hopeful that the decrease in the number of shares of Common Stock outstanding as a consequence of the proposed Reverse Split and the anticipated increase in the price per share will encourage greater interest in the Common Stock by the financial community and the investing public and possibly promote greater liquidity for the Company's stockholders with respect to those shares presently held by them. However, the possibility does exist that such liquidity may be adversely affected by the reduced number of shares which would be outstanding if the proposed Reverse Split is effected.

     The Board of Directors is hopeful that the proposed Reverse Split will increase the liquidity and marketability of the Common Stock. However, there can be no assurance that the proposed Reverse Split will achieve any of these desired results, nor can there be any assurance that the price per share of the Common Stock immediately after the proposed Reverse Split will increase proportionately with the Reverse Split, or that any increase can be sustained for any period of time, or that the market price of the Common Stock will exceed or remain in excess of the current market price, or that the Company will be able to meet the requirements of the Common Stock to be listed on the Nasdaq SmallCap Market.

     The Board of Directors of the Company is not aware of any present efforts by any persons to accumulate additional shares of Common Stock, and the proposed Reverse Split is not intended to be an anti-takeover device.

Effect on Market for Common Stock

     On January 25, 1998, the bid and asked price of the Common Stock on the Nasdaq Bulletin Board were $0.__ and $0.__ per share. By decreasing the number of shares of Common Stock outstanding without altering the aggregate economic interest in the Company represented by such shares, the Board of Directors believes that the market price will be increased. If the market price increases to $4.00 or more per share and the Company is able to meet other listing requirements, the Company may be able to list the Common Stock on the Nasdaq SmallCap Market. There can be no assurance that the market price of the Common Stock will be so increased or that the Company will be able to meet the requirements for listing on the Nasdaq SmallCap Market.

Effects of the Reverse Split on Common Stock

     If approved by the stockholders, the principal effect of the Reverse Split will be (i) to decrease the number of issued and outstanding shares of Common Stock from 27,569,403 shares of Common Stock to approximately 3,446,175 shares of Common Stock based on the number of shares of Common Stock outstanding on the Record Date. The total number of shares of Common Stock held by each stockholder would be reclassified automatically into the number of shares equal to the number of shares of Common Stock owned immediately prior to the Reverse Split divided by EIGHT, provided that no fractional shares will be issued in connection with the Reverse Split.

Effect on Outstanding Options and Warrants of the Company

     As of the Record Date, the Company had outstanding employee stock options to purchase an aggregate 255,001 shares of Common Stock with an exercise price of $.584 per share and warrants to purchase an aggregate of 4,560,854 shares of Common Stock with exercise prices per share that ranged from $0.55 to $6.25. Upon the effectiveness of the Reverse Split, these options and warrants provide for a proportional downward adjustment to the number of shares subject to outstanding options and warrants and a corresponding upward adjustment in the per share exercise prices to reflect the Reverse Split.

Effect on Legal Ability to Pay Dividends

     The holders of shares of Common Stock are entitled, on a pari passu basis, to receive distributions of cash or other property, if any, that may be declared from time to time by the Board of Directors in its discretion from funds legally available therefor. Thus, although the Reverse Split will have the effect of increasing the Company's capital in excess of par value, the Reverse Split will not affect potential distributions to the Company's stockholders. The Company has never paid cash dividends on the Common Stock and has no plans to pay cash dividends in the foreseeable future. The current policy of the Board of Directors is to retain all available earnings for use in the operation and growth of the Company's business. Any future cash dividends will depend upon the Company's earnings, capital requirements, financial condition and other relevant factors.

Exchange of Shares; No Fractional Shares

     No fractional shares of Common Stock will be issued in connection with the proposed Reverse Split. Assuming the approval of the Reverse Split Amendment, a stockholder who would otherwise be entitled to receive a fractional share of Common Stock will receive, in lieu thereof, cash for the resulting fractional share interest in an amount equal to such fractional interest multiplied by: the average of the closing bid and closing asked prices of the Common Stock as reported on the Nasdaq Bulletin Board on the effective date of the Reverse Split (the "Effective Date").

     The Company will appoint Continental Stock Transfer & Trust Company (the "Exchange Agent") as Exchange Agent to act for the holders of the Common Stock in connection with the Reverse Split Amendment. The Company will deposit with the Exchange Agent, as soon as practicable after the Effective Date, cash in an amount equal to the value of the estimated aggregate number of fractional shares that will result from the Reverse Split. Any portion of cash deposited with the Exchange Agent to pay fractional share interests that is held by the Exchange Agent six months after the Effective Date will be returned to the Company on demand. The funds required to purchase the fractional share interests are available and will be paid from the Company's current cash reserves. The Company's stockholder list indicates that a portion of the outstanding Common Stock is registered in the names of clearing agencies and broker nominees. It is, therefore, not possible to predict with certainty the number of fractional shares and the total amount that the Company will be required to pay for fractional share interests. However, it is not anticipated that the funds necessary to effect the cancellation of fractional shares will be material.

     As of the Record Date, approximately ____________ persons were holders of record of Common Stock. The Company does not anticipate that the Reverse Split and the payment of cash in lieu of fractional shares will result in a significant reduction in the number of holders of the Common Stock. The Company does not presently intend to seek, either before or after the Reverse Split, any change in the Company's status as a reporting Company for federal securities law purposes.

     On or after the Effective Date, the Company will mail to each stockholder a letter of transmittal. A stockholder will be able to receive a certificate evidencing his post-Reverse Split shares and, if applicable, cash in lieu of a fractional share only by transmittal to the Exchange Agent of such stockholder's stock certificate(s) for shares of Common Stock that were issued prior to the Effective Date, together with the properly executed and completed letter of transmittal and such evidence of ownership of such shares as the Company may require. Stockholders will not receive certificates for post-Reverse Split shares unless and until the certificates representing their shares of Common Stock that were issued prior to the Effective Date are surrendered. Stockholders should not forward their certificates to the Exchange Agent until the letter of transmittal is received and should surrender their certificates only with such letter of transmittal. A payment in lieu of any fractional share interest will be made to a stockholder promptly after receipt of a properly completed letter of transmittal and stock certificate(s) for all of his shares of Common Stock outstanding prior to the Effective Date.

     There will be no service charges payable by the stockholders of the Company in connection with the exchange of their certificates or in connection with the payment of cash in lieu of the issuance of fractional shares. These costs will be borne by the Company.

     The Board of Directors recommends a vote for the adoption of the Reverse Stock Split.

                                  OTHER MATTERS

     The Board of Directors does not intend to bring any matters before the Special Meeting other than those specifically set forth in the Notice of the Special Meeting and knows of no matters to be brought before the Special Meeting by others. If any other matters properly come before the Special Meeting, it is the intention of the persons named in the accompanying proxy to vote such proxy in accordance with the judgment of the Board of Directors.


                                            By Order of the Board of Directors,

                                            /s/Terry Steinberg
                                               Secretary

Dated:  January 26, 1998

                                                                       EXHIBIT A


                            CERTIFICATE OF AMENDMENT
                                     OF THE
                          CERTIFICATE OF INCORPORATION
                                       OF
                                 MENTORTECH INC.

                    Adopted in accordance with the provisions of Section 242 of the General Corporation
                          Law of the State of Delaware



     Mentortech Inc. (the "Corporation"), a corporation organized and existing by virtue of the General Corporation Law of the State of Delaware (the "Delaware GCL"), by its duly authorized officers, hereby certifies as follows:

     FIRST:  That the Board of Directors of the Corporation,  acting pursuant to
Section 141(f) of the Delaware GCL, has duly adopted a resolution authorizing the Corporation to reclassify, change and convert each eight (8) outstanding shares of the Corporation's Common Stock, par value $.01 per share, into one (1) share of Common Stock, par value $.01 per share.

     SECOND: That the Board of Directors of the Corporation,  acting pursuant to
Section 141(f) of the Delaware GCL, has duly adopted a resolution authorizing the Corporation to reduce the number of common shares the Corporation is authorized to issue from forty five million (45,000,000) shares of Common Stock, par value $.01 per share, to twenty million (20,000,000) shares of Common Stock, par value $.01 per share.

     THIRD: That, pursuant to authorization by the affirmative vote, in accordance with the provisions of the Delaware GCL, of the holders of a majority of the outstanding Common Stock of the Corporation entitled to vote thereon at a special meeting of stockholders of the Corporation held on February 26, 1998, the Certificate of Incorporation of the Corporation be amended as follows:


     1. By striking out Article IV, paragraph (a) and inserting a new Article IV, paragraph (a) to read as follows:

     "(a) The aggregate number of shares of stock which the Corporation shall have the authority to issue is 25,000,000, of which 20,000,000 are shares of Common Stock, with a par value $.01 per share, and 5,000,000 are shares of Preferred Stock, with a par value of $.001 per share."

     2. By adding new paragraph (d) to Article IV to read as follows:

     "(d) Each eight (8) shares of the Common Stock, par value $.01 per share, of the Corporation issued and outstanding or held in treasury as of 5:00 p.m. New York time on the date on which this Certificate of Amendment is filed by the Secretary of State of the State of Delaware (the "Effective Time") shall be reclassified as and changed into one (1) share of Common Stock, par value $.01 per share, of the Corporation, without any action by the holders thereof. Each stockholder who, immediately prior to the Effective Time, owns a number of shares of Common Stock which is not evenly divisible by eight (8) shall, with respect to such fractional interest, be entitled to receive from the Corporation cash in an amount equal to such fractional interest multiplied by: the average of the closing bid and closing ask prices of the Common Stock as reported on the Nasdaq Bulletin Board at the Effective Time"

     FOURTH:   That  the   amendments  to  the   Corporation's   Certificate  of
Incorporation set forth herein have been duly adopted in accordance with the provisions of Section 242 of the Delaware GCL.


     IN WITNESS WHEREOF, the Corporation has caused this certificate to be executed on its behalf by _____________, its President, on ____________, 1998, hereby declaring and certifying that this is the act and deed of the Corporation and that the facts herein stated are true.




                                            Name:
                                            Title: President


ATTEST:



Name:
Title: Secretary